EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Diebold, Incorporated:

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-32960, 33-54677 and 333-162037) of Diebold, Incorporated of our report dated June 26, 2015 relating to the financial statements of the Diebold, Inc. 401(k) Savings Plan, which appears in this Form 11-K.

/s/ BOBER, MARKEY, FEDOROVICH & COMPANY
BOBER, MARKEY, FEDOROVICH & COMPANY
Akron, Ohio
June 26, 2015